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                                                                    EXHIBIT 99.1

                                 PROCARD, INC.

                PROXY FOR A SPECIAL MEETING OF THE STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         THE UNDERSIGNED STOCKHOLDER OF PROCARD, INC. HEREBY CONSTITUTES AND APPOINTS D. DALE BROWNING, FREDERICK J. WAUGH, AND BRIGID DAVIDSON, OR ANY OF THEM ACTING SINGLY, EACH WITH THE POWER OF SUBSTITUTION, AS ATTORNEYS AND PROXIES TO VOTE ALL OF THE SHARES WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE SPECIAL MEETING OF STOCKHOLDERS OF PROCARD TO BE HELD AT THE OFFICES OF PROCARD ON WEDNESDAY, MAY 10, 2000, AT 9:00 A.M., LOCAL TIME, AND AT ANY AND ALL ADJOURNMENTS THEREOF, WITH THE SAME FORCE AND EFFECT AS IF THE UNDERSIGNED WERE PERSONALLY PRESENT, AND THE UNDERSIGNED HEREBY INSTRUCTS THE ABOVE-NAMED ATTORNEYS AND PROXIES TO VOTE AS FOLLOWS:

     1. To consider and vote upon a proposal to approve and adopt the merger agreement, dated as of March 3, 2000, by and among Synovus Financial Corp., TSYS Acquisition Sub, Inc. and ProCard, Inc., pursuant to which TSYS Acquisition Sub will be merged with and into ProCard, with ProCard as the surviving corporation, and ProCard stockholders will receive shares of Synovus common stock, as more fully described in the proxy statement/prospectus dated _______, 2000.


                  For  [ ]           Against [ ]              Abstain  [ ]

     2. In their discretion, the proxies are authorized to consider and vote upon such other matters as may properly come before the special meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Name:                                                Number of Shares Owned:

                                             Common
                                                   --------------------------
                                             Series A Preferred
                                                                -------------
                                             Series B Preferred
                                                                -------------


DATED:  _____________________________, 2000



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         (Signature)




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         (Signature)

NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. For a corporation or a partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be. (Please mark, sign, date and return this proxy in the enclosed envelope.)